UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018 (July 17, 2018)

US-CHINA BIOMEDICAL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92614

(Address of principal executive office)

(949) 679-3992

(Registrant's telephone number, including area code)

_________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 17, 2018, the board of directors (“Board”) of US-China Biomedical Technology, Inc. (the “Company”) appointed Dr. H. Rand Scott (“Dr. Scott”) as a member of the Company’s Board to serve until the next annual meeting of shareholders and until his successor is duly appointed. On July 17, 2018, Dr. Scott accepted such appointment.

The biography for Dr. Scott is set forth below:

Dr. H. Rand Scott, 55, is a physician entrepreneur. Dr. Scott founded and remains Medical Director of the privately held Newport Pain Management Medical Corp. and Newport Center for Special Surgery in Newport Beach, CA. As a board-certified Anesthesiologist, Dr. Scott is an expert in pain management and perioperative patient care. He has twice been named a “Physician of Excellence “by the Orange County Medical Association. For the past 20 years, he has served as a forensic expert, and has been a medical speaker for major pharmaceutical corporations, including Ortho-McNeil/Johnson and Johnson, and Pfizer. As a consultant, Dr. Scott has developed energy drinks, herbal products and cosmetics. Dr. Scott received his undergraduate and medical school degrees from Penn State University, where he was a member of the 1982 NCAA football National Champion team. He interned at the University of Southern California and completed his residency training at Penn State’s Hershey Medical Center.

Family Relationships

There are no family relationships between Dr. Scott and any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

July 18, 2018	US-CHINA BIOMEDICAL TECHNOLOGY, INC.

/s/ Qingxi Huang
Name: Qingxi Huang
Title: Chief Executive Officer